Exhibit 10.1
ASSIGNMENT AND ASSUMPTION
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is effective as of July 16, 2009, by PGRT ESH, Inc., a Delaware corporation (“Assignor”) and LSG-ESH LLC, a Delaware limited liability company (“Assignee”).
Background
A. Assignor is the owner of 71.180412 Series A-2 Units and 71.180412 Common A-2 Units (collectively, the “Units”) in BHAC Capital IV, L.L.C., a Delaware limited liability company (the “Company”), as set forth in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 29, 2007 (as the same may be modified, amended or restated from time to time, the “Company LLC Agreement”).
B. Assignor and Citicorp USA, Inc., a Delaware corporation (the “Lender”) are parties to the Amended and Restated Loan Agreement, dated as of June 6, 2008, as amended by the First Amendment to Loan Agreement, dated as of October 31, 2008 (as amended by that certain letter agreement dated as of December 31, 2008, that certain letter agreement dated as of January 30, 2009 that certain letter agreement dated as of March 2, 2009 and that certain letter agreement dated as of April 30, 2009; collectively the “First Amendment”) among Assignor, Lightstone Holdings LLC, a Delaware limited liability company (“Lightstone Holdings”), David Lichtenstein (together with Lightstone Holdings, the “Guarantors”) and the Lender, the Second Amendment to Loan Agreement, dated as of December 31, 2008, among Assignor, the Guarantors and Lender (the “Second Amendment”), the Third Amendment to Loan Agreement, dated as of January 30, 2009, among Assignor, the Guarantors and Lender (the “Third Amendment”), the Waiver and Fourth Amendment to Loan Agreement, dated as of March 2, 2009, among Assignor, the Guarantors and Lender (the “Fourth Amendment”), and the Fifth Amendment to Loan Agreement, dated as of April 30, 2009, among Assignor, the Guarantors and Lender (the “Fifth Amendment”; such Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Loan Agreement”).
C. Assignor desires to assign, transfer and convey and Assignee desires to acquire all of Assignor’s right, title and interest in, to and under the Units, and as consideration for such transfer Assignee desires to assume directly as a Borrower all of Assignor’s obligations under the Loan Agreement and related loan documents, including, but not limited to, that certain Amended and Restated Promissory Note dated as of June 6, 2008 from Assignor to the Lender, the Amended and Restated Pledge Agreement dated as of June 6, 2008 (the “BHAC Pledge Agreement”) by Assignor in favor of Lender and any and all other agreements, forbearance agreements, side letters and other applicable loan documents (collectively, the “Loan Documents”).

AGREEMENT
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Assignor hereby transfers, assigns and sets over to Assignee all of Assignor’s right, title and interest in, to and under the Units, subject to the lien of the BHAC Pledge Agreement.
2. Assignee hereby accepts the foregoing assignment and transfer of the Units, subject to the lien of the BHAC Pledge Agreement and succeeds to and assumes all rights, duties, liabilities and obligations arising under or related to the Units as provided in the Company LLC Agreement.
3. Assignor hereby transfers, assigns and sets over to Assignee, David Lichtenstein and Lightstone Holdings all of Assignor’s rights, duties, liabilities and obligations under the Loan Agreement and other Loan Documents and Assignee , David Lichtenstein and Lightstone Holdings hereby accept the foregoing assignment and transfer of all rights, duties, liabilities and obligations of Assignor under the Loan Agreement and other Loan Documents. In connection with the foregoing, Assignee shall request that Lender release Assignor of all of its rights, duties, liabilities and obligations under the Loan Agreement and the other Loan Documents.
4. This Assignment and Assumption shall inure to the benefit of, and be binding upon, Assignor, Assignee, David Lichtenstein and Lightstone Holdings and their respective designees, heirs, personal representatives, successors and assigns.
5. Each party hereto shall cooperate with the other party at all times from and after the date hereof with respect to all of the matters described herein, and shall execute such further documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Assumption.
6. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.
7. This Assignment and Assumption is made without recourse, representation or warranty.
8. This Assignment and Assumption may be executed in one or more counterparts, and may be delivered via electronic mail or facsimile transmission, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption effective as of the date first written above.

ASSIGNOR: PGRT ESH, INC., a Delaware corporation
By:	/s/ Jeffrey A. Patterson
	Name:	Jeffrey A. Patterson
	Title:	President and Chief Executive Officer

ASSIGNEE: LSG-ESH LLC, a Delaware limited liability company
By:	/s/ David Lichtenstein
	Name:	David Lichtenstein
	Title:	Chief Executive Officer
ACCEPTED AND AGREED AS TO THE ASSIGNMENT
AND ASSUMPTION OF THE OBLIGATIONS UNDER
THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS:

LIGHTSTONE HOLDINGS LLC

By:	/s/ David Lichtenstein

David Lichtenstein
Managing Member

DAVID LICHTENSTEIN

/s/ David Lichtenstein

David Lichtenstein
[Signature Page to Assignment and Assumption]

The undersigned hereby consents to the admission of the Assignee as a member of the Company on the terms and subject to the conditions set forth in this Assignment and Assumption and the Company LLC Agreement.

BHAC CAPITAL IV, L.L.C., a Delaware limited liability company
By:	/s/ Joseph E. Teichman
	Name:	Joseph E. Teichman
	Title:	Secretary

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